Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 of Riley Exploration Permian, Inc. (No. 333-279327) and Form S-8 (No. 333-253750 and No. 333-271415) of our report dated April 30, 2025, relating to the consolidated financial statements of Silverback Exploration II, LLC as of December 31, 2024 and for the year then ended, appearing in this Current Report on Form 8-K/A dated July 1, 2025 of Riley Exploration Permian, Inc.

/s/ Baker Tilly US, LLP

Dallas, Texas
September 2, 2025